UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

In re CIRRUS LOGIC, INC. This Document Relates To: ALL ACTIONS.	§ § § § § § §	Civil Action No. A-07-CA-212-SS

REVISED STIPULATION OF SETTLEMENT

This Revised Stipulation of Settlement dated as of March 10, 2009 (the “Stipulation”) is made and entered into by and among the following Settling Parties (as defined below): (i) the Plaintiffs (on behalf of themselves and derivatively on behalf of Cirrus (as defined below)), by and through their counsel of record in the Litigation (as defined below); and (ii) the Defendants, by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.

I. THE LITIGATION

Based on Federal Plaintiffs’ Counsel’s extensive pre-filing investigations, which included, among other things, review and analysis of Cirrus’ historical stock option grants and stock prices, SEC filings, and other publicly available information, on March 19, 2007, March 30, 2007, and May 22, 2007, shareholder derivative actions alleging federal and state claims based upon Defendants’ alleged stock option dating practices, and ultimately consolidated as the Action (as defined below), were filed in the United States District Court for the Western District of Texas, Austin Division (the “Court”) by Vladimir Gusinsky, Edward L. Morey and Lawrence Zucker, respectively. The Action was brought for the benefit of nominal defendant Cirrus against certain members of its Board of Directors and executive officers seeking to remedy Defendants’ breaches of fiduciary duties, unjust enrichment, statutory violations and other violations of law resulting from their alleged backdating of stock options.

In addition, the State Court Action (as defined below) was filed in the State Court (as defined below) on January 5, 2007, alleging that Defendants breached their fiduciary duties to Cirrus in connection with the misdating of certain stock options for certain executives.

On October 11, 2007, Federal Plaintiffs filed a consolidated derivative complaint. On November 16, 2007, Federal Plaintiffs moved the Court to partially lift the PSLRA’s discovery stay, in order to obtain documents related to the Special Committee’s investigation. Cirrus filed its motion to dismiss on November 15, 2007, which Federal Plaintiffs opposed on December 17, 2007. On December 21, 2007, certain of the Individual Defendants filed motions to dismiss the consolidated complaint and Federal Plaintiffs filed their oppositions on August 13, 2008. Cirrus filed its reply brief on August 13, 2008, while the Individual Defendants who moved to dismiss the consolidated complaint filed their reply briefs on September 5, 2008.

On August 28, 2008, this Court issued an order denying Cirrus’ motion to dismiss. The Individual Defendants’ motions to dismiss remain pending.

Counsel for the Settling Parties have engaged in substantial arm’s-length negotiations in an effort to resolve the Litigation, including several mediation sessions with the Honorable Deborah Hankinson (Ret.) and numerous in-person meetings, teleconferences, and exchanges of drafts of settlement terms. The Settling Parties began preliminary settlement discussions in May 2007. On May 24, 2007, counsel for Vladimir Gusinsky and Edward L. Morey sent a settlement demand regarding potential corporate governance enhancements.

In anticipation of mediation, counsel for the Federal Plaintiffs sent another settlement demand on May 5, 2008. On May 12, 2008 and July 9, 2008, Plaintiffs’ Counsel and counsel for Cirrus participated in formal mediation sessions before the Honorable Deborah Hankinson (Ret.). Also participating in the mediation sessions were representatives of Cirrus’ D&O Insurer. Prior to the mediation sessions, Defendants provided Plaintiffs with over five thousand pages of non-public documents, including the Special Committee’s report and supporting documentation concerning the Company’s stock option granting practices between 1997 and 2006. Settlement negotiations continued throughout the summer and fall of 2008.

In addition, during this time, Federal Plaintiffs’ Counsel conferred with counsel for Cirrus concerning extensive stock options data related to the Company’s restatement and investigation and negotiated improvements to internal controls, stock option granting practices and procedures and corporate governance.

Agreement on the terms of a settlement was reached among the parties and the D&O Insurer, which resulted in the filing of “Plaintiffs’ Unopposed Motion for Preliminary Approval of Proposed Derivative Settlement Under Rule 23.1 of the Federal Rules of Civil Procedure.” On December 30, 2008, following hearing, the Court denied the motion. The parties then agreed to modify the terms of the settlement, as reflected in this Stipulation.

II. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, Cirrus or its stockholders have suffered damage, or that the Plaintiffs, Cirrus or its stockholders were harmed by the conduct alleged in the Litigation. The Defendants have further asserted that at all relevant times, they acted in good faith, consistent with their duties and in a manner they reasonably believed to be in the best interests of Cirrus and its stockholders.

Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants are entering into this Stipulation solely because the proposed settlement would eliminate the burden and expense of further litigation.

III. CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Plaintiffs believe that the claims asserted in the Litigation have merit. However, counsel for the Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and appeals. Plaintiffs’ Counsel also have taken into account the uncertainty and the risk of litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Litigation. Plaintiffs’ Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon Cirrus and its stockholders. Based on their evaluation, Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Plaintiffs, Cirrus and its stockholders.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Cirrus) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to all necessary court approvals, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

1. Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Action” means the captioned consolidated action, In re Cirrus Logic, Inc., Civil Action No. A-07-CA-212-SS.

1.2 “Cirrus” or the “Company” means nominal defendant Cirrus Logic, Inc.

1.3 “Court” means the United States District Court for the Western District of Texas, Austin Division.

1.4 “D&O Insurer” means XL Specialty Insurance Company and its predecessors, successors, parents, subsidiaries, divisions, assigns, and related or affiliated entities.

1.5 “D&O Policy” means the “Management Liability and Company Reimbursement Insurance Policy” issued by the D&O Insurer to Cirrus Logic, Inc., Policy Number ELU094260-06.

1.6 “Defendants” means the Individual Defendants and nominal defendant Cirrus.

1.7 “Effective Date” means the first date by which all of the events and conditions specified in ¶5.1 of the Stipulation have been met and have occurred.

1.8 “Federal Plaintiffs” means, collectively, Vladimir Gusinsky, Lawrence Zucker and Edward L. Morey.

1.9 “Federal Plaintiffs’ Counsel” means, collectively, Coughlin Stoia Geller Rudman & Robbins LLP, Barroway Topaz Kessler Meltzer & Check, LLP, Levi & Korsinsky, LLP, Kendall Law Group, LLP, and any successors to said counsel.

1.10 “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in either the State Action or the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.

1.11 “Individual Defendants” includes collectively those persons named as defendants in the Action and/or the State Court Action, including David D. French, Michael L. Hackworth, Suhas S. Patil, D. James Guzy, Walden C. Rhines, Robert H. Smith, William D. Sherman, Gerald R. Gray, Patrick Boudreau, Robert Dickinson, Craig Ensley, Terry M. Leeder, Gregory Scott Thomas, John T. Kurtzweil, Robert F. Donohue, John L. Melanson, Thurman Case, Keith E. Cheney, Robert A. Kromer, Jason Rhode, Eric J. Swanson, Robert W. Fay, Steven D. Overly, Jason Carlson, George N. Alexy, William D. Caparelli, Sam S. Srinivasan, Steven Dines, Ronald K. Shelton, Douglas J. Bartek, Arthur L. Swift, Henry M. Josefczyk, Thomas F. Kelly, Glenn C. Jones, Alfred S. Teo, C. Gordon Bell and David L. Lyon.

1.12 “Judgment” means the judgment to be rendered by the Court substantially in the form of Exhibit C.

1.13 “Litigation” means, collectively, the Action and the State Court Action.

1.14 “Notice” means the Notice of Proposed Settlement, substantially in the form attached hereto as Exhibit B-1.

1.15 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.16 “Plaintiffs” means collectively, the Federal Plaintiffs and the State Court Plaintiffs.

1.17 “Plaintiffs’ Counsel” means counsel who have appeared for any of the Plaintiffs in the Litigation, including Federal Plaintiffs’ Counsel and State Court Plaintiffs’ Counsel, and any successors to said counsel.

1.18 “Related Parties” means each of a Defendant’s past or present directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs and related or affiliated entities.

1.19 “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in ¶1.27 hereof), or causes of action, including demands, rights, liabilities of every nature and description whatsoever (including, but not limited to, any claims for injunctive relief, declaratory relief, recission or recessionary damages, interest, attorneys’ fees, expert or consulting fees, costs, expenses, or any other form of legal or equitable relief whatsoever), known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, unjust enrichment, breach of contract or violations of any state or federal statute, rule or regulation, or common law that (a) have been asserted in the Litigation against the Released Persons: or (b) have been or could have been asserted in any forum by Cirrus or Cirrus stockholders derivatively on behalf of Cirrus against the Released Persons, that are based upon, arise out of or are related to the allegations, claims, facts, transactions, events, occurrences, acts, investigation, litigation, disclosures, statements, omissions or failures to act relating to the accounting for, grant of, award of, receipt of, exercise of and/or stock sales associated with any and all Cirrus stock options up to and through the date of the filing of the Action, including all matters involved, set forth, referred to, or alleged in any of the complaints filed in the Litigation.

1.20 “Released Persons” means each and all of the Defendants and their Related Parties.

1.21 “Settling Parties” means, collectively, each of the Defendants and the Plaintiffs on behalf of themselves, Cirrus and its stockholders.

1.22 “State Court” means the 201st Judicial District Court, Travis County, Texas.

1.23 “State Court Action” means Simone v. French, et al., Cause No. D-1-GN-07-000039 pending in the State Court.

1.24 “State Court Dismissal” means the order to be entered by the State Court dismissing the State Court Action with prejudice, substantially in the form of Exhibit D.

1.25 “State Court Plaintiff” means Daniel Simone.

1.26 “State Court Plaintiffs’ Counsel” means Robbins Umeda & Fink LLP, The Shuman Law Firm, and Minton, Burton, Foster & Collins, P.C.

1.27 “Unknown Claims” means any Released Claim which any Plaintiff, Cirrus or Cirrus stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to the settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Cirrus shall expressly waive and each of the Cirrus stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Upon the Effective Date, the Plaintiffs and Cirrus shall expressly waive, and each of the Cirrus stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Plaintiffs, Cirrus and Cirrus stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Cirrus shall expressly settle and release, and each Cirrus stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Cirrus stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2. Settlement of the Derivative Claims

2.1 Cirrus has agreed to adopt and fully implement the corporate governance changes set forth in Exhibit A and incorporated herein by reference (“Corporate Governance Changes”). Defendants acknowledge that the Corporate Governance Changes were negotiated and agreed to as part of the settlement, and that Cirrus’s agreement to make these changes is a material part of the consideration for the settlement and is a direct result of the Litigation. Cirrus acknowledges that the pendency, prosecution and resulting settlement of the Litigation, including demands made in connection therewith, constitutes a material and substantial causal factor underlying the decision by Cirrus to adopt the Corporate Governance Changes. The Settling Parties agree that the Corporate Governance Changes constitute a substantial benefit to Cirrus and Cirrus stockholders. Cirrus also acknowledges that the events set forth in ¶¶2.2 and 2.3 below occurred during the pendency of the Litigation.

2.2 Between August and October 2007, Cirrus made a tender offer to employees of Cirrus who received options that were erroneously assigned grant dates that preceded the finalization of those grants. This offer provided employees with the opportunity to bring certain options into compliance with Internal Revenue Code Section 409A by amending such options or cancelling and replacing them with a new option, as applicable: 89,944 options were amended and 44,861 options were canceled and replaced.

2.3 On March 5, 2007, Cirrus and defendant David D. French (“French”) entered into a Resignation Agreement. Under the terms of the Resignation Agreement, French agreed to cancel and not exercise certain option grants that the Special Committee of Cirrus’ Board of Directors investigation of stock option granting practices identified as having favorable grant dates that were selected with the participation of Company executives. French also agreed to the re-pricing of certain stock options and to pay Cirrus the difference between the exercise price paid upon the exercise of any of such option grants and the exercise price as determined to be appropriate upon the correct accounting measurement date as determined in Cirrus’s restatement of its historical financial statements. The Resignation Agreement also provides that French will repay any bonus or incentive compensation that would not have been earned had Cirrus’s restated financial statements been used to calculate such bonus or incentive compensation, but in no event would such payment be in excess of $100,000.

2.4 Subject to approval of the settlement by the Court, the D&O Insurer will pay to Cirrus from the remaining Limits of Liability of the D&O Policy, the sum of Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000), in consideration of which Plaintiffs and Plaintiffs’ Counsel will waive and relinquish any claim for attorneys’ fees and expenses.

3. Settlement Procedure

3.1 Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for an order substantially in the form of Exhibit B hereto, requesting preliminary approval of the settlement set forth in the Stipulation.

3.2 The Settling Parties will also move the Court to approve notice to Cirrus stockholders in a manner to include publication of the notice attached hereto as Exhibit B-1 within twenty (20) days of preliminary approval of the settlement and filing such notice with the Securities and Exchange Commission on a Form 8-K. Any and all costs of notice expenses shall be paid by Cirrus. Prior to the Settlement Hearing (defined below), Defendants will file with the Court an appropriate affidavit with respect to the notice provided to Cirrus shareholders.

3.3 Plaintiffs will request that after notice is given to Cirrus shareholders, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Action as set forth herein.

3.4 After the Judgment in the Action becomes Final, the parties in the State Court Action will submit a joint State Court Dismissal to the State Court, substantially in the form of Exhibit D.

4. Releases

4.1 Upon the Effective Date, as defined in ¶1.7, Cirrus and the Plaintiffs (acting on their own behalf and, derivatively on behalf of Cirrus) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Litigation against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

4.2 Upon the Effective Date, as defined in ¶1.7, each of the Released Persons shall be deemed to have, and by operation of the Judgments shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, and Cirrus from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

5.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) The Corporate Governance Changes set forth in Exhibit A have been approved by Cirrus’ Board of Directors for implementation in accordance with Exhibit A;

(b) the Court has entered the Judgment;

(c) the State Court has entered the State Court Dismissal;

(d) the Federal Court Judgment and the State Court Dismissal have become Final, as defined in ¶1.10 above; and

(e) the D&O Insurer has paid to Cirrus the amount of $2.85 million, as provided for in ¶2.4 hereof.

5.2 If any of the conditions specified in ¶5.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶5.3 unless Plaintiffs’ Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

5.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if any rulings in the Litigation related to the Stipulation are successfully attacked collaterally, the Settling Parties shall be restored to their respective position in the Litigation as of March 9, 2009. In such event, the terms and provisions of the Stipulation, except those set forth in ¶6.3, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation for any purpose and any judgment or order entered by the Court or the State Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

6. Miscellaneous Provisions

6.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

6.2 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. While Defendants deny that the claims advanced in the Litigation are meritorious, Defendants agree that the litigation was filed in good faith and in accordance with the applicable federal and Texas state rules, including, without limitation, Federal Rule of Civil Procedure 11, Rule 13 of the Texas Rules of Civil Procedure, and Chapter 10 of the Texas Civil Practice and Remedies Code, and Plaintiffs and Defendants further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the Action, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, Rule 13 of the Texas Rules of Civil Procedure, and Chapter 10 of the Texas Civil Practice and Remedies Code.

6.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

6.4 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

6.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

6.6 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

6.7 Plaintiffs’ Counsel are expressly authorized by the Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Plaintiffs.

6.8 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

6.9 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

6.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

6.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

6.12 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State’s choice of law principles.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated as of March 10, 2009.

KENDALL LAW GROUP, LLP JOE KENDALL State Bar No. 11260700 3232 McKinney Avenue, Suite 700 Dallas, TX 75204 Telephone: 214/744-3000 214/744-3015 (fax)
COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP JOY ANN BULL TRAVIS E. DOWNS III JAMES I. JACONETTE
/s/ Joy Ann Bull

JOY ANN BULL
655 West Broadway, Suite 1900 San Diego, CA 92101-3301 Telephone: 619/231-1058 619/231-7423 (fax)
COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP JOHN K. GRANT 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP ERIC L. ZAGAR NICHOLE T. BROWNING ALISON K. CLARK
/s/ Eric L. Zagar

ERIC L. ZAGAR
280 King of Prussia Road Radnor, PA 19087 Telephone: 610/667-7706 610/667-7056 (fax)
LEVI & KORSINSKY, LLP EDUARD KORSINSKY 39 Broadway Suite 1601 New York, NY 10006 Telephone: 212/ 363-7500 212/ 353-7171 (fax)
Attorneys for Federal Plaintiffs
ROBBINS UMEDA & FINK, LLP BRIAN J. ROBBINS
/s/ Brian J. Robbins

BRIAN J. ROBBINS
610 West Ash Street, Suite 1800 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)
Attorneys for State Court Plaintiff

VINSON & ELKINS, L.L.P.
GARY EWELL
DAVID R. WOODCOCK, JR.
/s/ Gary Ewell
GARY EWELL
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, TX 78746
Telephone: 512/542-8400
512/542-8612 (fax)
Attorneys for Cirrus Logic, Inc.

MCGINNIS, LOCHRIDGE & KILGORE LLP
PAT LOCHRIDGE
LIN HUGHES
/s/ Pat Lochridge
PAT LOCHRIDGE
600 Congress Avenue, Suite 2100
Austin, TX 78701
Telephone: 512/495-6000
512/495-6093 (fax)
Attorneys for Defendant David French

HAYNES AND BOONE, LLP
LAWRENCE A. GAYDOS
CHRISTOPHER ROGERS
/s/ Lawrence A. Gaydos
LAWRENCE A. GAYDOS
2323 Victory Avenue
Suite 700
Dallas, TX 75219
Telephone: 214/651-5000
214/651-5940 (fax)
Attorneys for Defendant Steve Overly

WILSON SONSINI GOODRICH &
ROSATI, P.C.
CYNTHIA A. DY
CLAYTON BASSER-WALL
/s/ Clayton Basser-Wall
CLAYTON BASSER-WALL
650 Page Mill Road
Palo Alto, CA	94304-1050
Telephone: 650/493-9300
650/493-6811 (fax)
Attorneys for Defendants Patrick V. Boudreau, Robert V. Dickinson, Craig H.
Ensley, John T. Kurtzweil, Arthur L. Swift, Eric. J. Swanson, Sam S.
Srinivasan, George N. Alexy, Douglas J. Bartek, Gordon C. Bell, William D.
Caparelli, Jason Carlson, Steven Dines, Robert F. Donohue, Robert W. Fay, Glenn
C. Jones, Henry M. Josefczyk, Thomas F. Kelly, David L. Lyon, Ronald K.
Shelton, and Terry Leeder

GIBBS & BRUNS, L.L.P.
BARRETT H. REASONER
AYESHA NAJAM
/s/ Barrett H. Reasoner
BARRETT H. REASONER
1100 Louisiana, Suite 5300
Houston, TX 77002
Telephone: 713/650-8805
713/750-0903 (fax)

Attorneys for Defendants Michael Hackworth, Gregory Scott Thomas, Gerald R.
Gray, Suhas S. Patil, John L. Melanson, D. James Guzy, Walden Rhines, Robert H.
Smith, Jason Rhode, Thurman K. Case, Keith E. Cheney, Robert A. Kromer, and
William D. Sherman
STEVEN C. LEVATINO
/s/ Steven C. Levatino
STEVEN C. LEVATINO
1101 S. Capital of Texas Hwy.
Building K, Suite 200
Austin, TX 78746
Telephone: 512/637-1581
512/637-1583 (fax)
Attorneys for Defendant Alfred Teo

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

In re CIRRUS LOGIC, INC. This Document Relates To: ALL ACTIONS.	§ § § § § § §	Civil Action No. A-07-CA-212-SS

CORPORATE GOVERNANCE CHANGES
EXHIBIT A

CORPORATE GOVERNANCE CHANGES

Cirrus Logic, Inc. (“Cirrus” or the “Company”) acknowledges that the Litigation was a substantial causal factor in the Company’s decision to adopt and/or maintain the following provisions:

1. Board Structure. For a period of seven (7) years from the Company’s next Annual Meeting following entry of the Judgment (as defined in the Stipulation of Settlement dated as of December 19, 2008 (“Stipulation”)):

(a) At least two-thirds of director nominees shall be “independent directors” within the meaning of the Company’s Director Independence Standards by the Company’s 2009 Annual Meeting;

(b) One of the Company’s current directors who has been a director for the Company for 15 years or more at the time of the 2010 Annual Meeting will not be nominated for election at that Annual Meeting;

(c) One additional current director who has been a director for the Company for 15 years or more at the time of the 2011 Annual Meeting will not be nominated for election at that Annual Meeting;

(d) Independent directors may sit on no more than five additional public company boards;

(e) Board members will retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday; and

(f) The Board will rotate at least two (2) current members of the Compensation Committee off the Committee by the Company’s 2010 Annual Meeting. The remaining current member of the Compensation Committee will rotate off the Committee by the Company’s 2011 Annual Meeting unless to do so would cause the Company to not meet NASDAQ listing requirements or would require any former member of the Compensation Committee to become a member of the Committee, in which case the remaining current member of the Compensation Committee will thereafter rotate off the Committee by the next Annual Meeting when the previous two conditions are not present.

2. Director Independence Standards. For a period of seven (7) years from the date of entry of the Judgment (as defined in the Stipulation), the Company’s Director Independence Standards shall include the following requirements:

(a) The director has not been employed by the Company or any of its affiliates (defined as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) at any time during the preceding three years;

(b) The director has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as (1) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (2) a significant customer or supplier of the Company;

(c) The director has no personal services contract with the Company;

(d) The director is not employed and compensated by a not-for-profit entity that receives from the Company significant contributions that are required to be disclosed in the Company’s proxy statement;

(e) The director is not a member of the immediate family of any person who fails to satisfy the Company’s Director Independence Standards, except that with respect to employment with the Company or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or director position;

(f) The director has no interest in any investment that the director jointly acquired in conjunction with the Company;

(g) During the current fiscal year or any of the three immediately preceding fiscal years, a company of which the director is an executive officer or an employee has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission (“SEC”), other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

(h) The director shall not be employed by a public company at which an executive officer of the Company serves as a director; and

(i) A director is deemed to have received remuneration (other than remuneration as a director including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Independent Director), directly or indirectly, if remuneration, other than de minimus remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimus remuneration if such remuneration is $50,000 or less in any calendar year, or if such remuneration is paid to an entity, it (1) did not for the calendar year exceed 5% of the gross revenues of the entity, or $200,000, whichever is more; and (2) did not directly result in a material increase in the compensation received by the director from that entity.

3. Director and Stock Plan Administrator Education. For a period of seven (7) years from the date of entry of the Judgment (as defined in the Stipulation):

(a) The Company will ensure that any director, officer or employee responsible for administering any stock option plan and the guidelines therein shall be trained to understand the requirements of the plan and guidelines, which training shall include methods of identifying prohibited practices, including retrospective dating of option grants and any option granting practices hereafter expressly prohibited by the SEC; and

(b) The Company shall provide a reasonable budget to each member of the Board for the purpose of attending director education programs of their choosing.

4. Duties of Chairman. For a period of seven (7) years from the date of entry of the Judgment (as defined in the Stipulation), the Chairman of the Board will:

(a) Seek input from all directors as to the preparation of the agendas for Company board and Committee meetings;

(b) Advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties; and

(c) Assist the Company’s officers in assuring compliance with and implementation of all applicable corporate and securities laws and be principally responsible for revisions to the Company’s governance guidelines for compliance and implement of same.

5. Lead Independent Director. For a period of seven (7) years from the date of entry of the Judgment (as defined in the Stipulation), in the event that the position of Chairman of the Board is not held by an Independent Director (as defined above), the Board shall create the position of Lead Independent Director. The Lead Independent Director shall be designated annually by the Independent Directors. The Lead Independent Director shall be responsible for coordinating the activities of the Independent Directors.

6. Stock Option Plans. From and after the date of entry of the Judgment (as defined in the Stipulation), in addition to maintaining the Company’s current controls and procedures with respect to its stock option plans, the Company shall require the following:

(a) All stock option plans shall clearly define the exercise price and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period).  Unless otherwise required by law or applicable accounting principles, the exercise price of each stock option granted after the date of entry of the Judgment shall be determined by reference to the fair market value of Company stock on the grant date of the award.  The fair market value of Company stock on a grant date shall be not less than the closing price for a share of Company common stock on such day as reported on NASDAQ or, if there were no sales on such day, the closing price on the nearest preceding day on which sales occurred;

(b) The Company shall require that all directors and executive officers publicly disclose all stock option grants to directors and executive officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934 within two business days of such grants;

(c) At least once every three years, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation polices, practices, and procedures (including specifically with respect to options) relative to other public companies and prepare and submit to the Compensation Committee a report and recommendations;

(d) Authority to grant stock option awards shall be limited to the full Board or a properly constituted Compensation Committee, consisting of three or more Independent Directors and shall not be delegated to any other person or body;

(e) All grants of options to executive officers and directors shall be made only at a meeting of the Company’s Board or Compensation Committee and not by unanimous written consent. The Company’s General Counsel and/or Corporate Counsel shall attend any and all meetings where options are granted;

(f) Stock options granted to all officers, directors and employees shall be granted on predetermined dates. In setting these predetermined dates, the Company will not have any program, plan or practice to time option grants in coordination with the release of material non-public information. The Company shall complete all grant documentation required to approve the option grants and circulate that information to those approving the grants prior to the predetermined grant dates; and

(g) After seven (7) years from the date of entry of the Judgment (as defined in the Stipulation), the provisions of this paragraph 6 may be amended, modified, or deleted with the approval of a majority of the stockholders of the Company.

7. Nomination Procedures for Directors. For a period of seven (7) years from the date of entry of the Judgment (as defined in the Stipulation):

(a) The Governance Committee shall consider all candidates as recommended by a stockholder (or group of stockholders) who own at least 5% of the Company’s outstanding common stock and who have held such shares for at least one year (an “Eligible Stockholder”);

(b) An Eligible Stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the shareholder making the recommendation is an Eligible Stockholder;

(c) Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Stockholder based on such documents.  The Corporate Secretary will inform the stockholder of his or her determination;

(d) If the candidate is to be evaluated by the Governance Committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received from the candidate before the first day of March preceding the annual meeting; and

(e) If, in the exercise of its business judgment, the Governance Committee determines not to nominate the Eligible Stockholder’s initial candidate, the Governance Committee will inform the Eligible Stockholder of its decision and provide the stockholder the opportunity to submit one alternate candidate; provided, however, the Committee shall not be obligated to consider a candidate if the Committee does not receive within 30 calendar days of its notice of determination: (A) the written consent of the candidate to serve as a director of the Company, if elected; and (B) the documents required above. The Governance Committee will, in the exercise of its business judgment, determine whether to nominate the alternate candidate for election to the Board.

8. Shareholder Meetings. For a period of seven (7) years from the date of entry of the Judgment (as defined in the Stipulation):

(a) Absent extraordinary circumstances, each member of the Board shall be expected to attend each annual shareholder meeting in person; and

(b) All shareholder proposals that are required to be included in the Company’s proxy statement shall be evaluated by a committee of at least three Independent Directors, as defined herein. Such Committee shall determine, with the assistance of outside advisors, if necessary, whether the shareholder proposal is in the best interest of the Company. The Committee shall recommend to the Board for or against such shareholder proposal and the reasons for such recommendation. The Board shall publish the recommendation for or against such proposal and the reason for such recommendation in a proxy statement.

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

In re CIRRUS LOGIC, INC. This Document Relates To: ALL ACTIONS.	§ § § § § § §	Civil Action No. A-07-CA-212-SS

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT B

WHEREAS, the parties have made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with the Revised Stipulation of Settlement dated as of March 10, 2009 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Litigation with prejudice, upon the terms and conditions set forth therein; and (ii) approving for mailing and distribution the Notice of Proposed Settlement (“Notice”); and

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, the Court having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on      , 2009, at            .m., at the United States Courthouse, 200 West Eighth Street, Austin, Texas, to determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the current Cirrus shareholders and to Cirrus and should be approved by the Court; whether a Judgment as provided in ¶1.12 of the Stipulation should be entered herein.

3. The Court approves, as to form and content, the Notice annexed as Exhibit B-1 hereto, and finds that the publication of the Notice, substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Defendants are responsible for the notice procedure as more fully set forth below:

(a) Not later than twenty (20) days following entry of this Order, Defendants shall cause the Notice, substantially in the form annexed as Exhibit B-1 hereto, to be published once in The Wall Street Journal, The Dallas Morning News, the Austin American-Statesmen, the Fort Worth Star-Telegram, and the Houston Chronicle;

(b) Not later than twenty (20) days following entry of this Order, Defendants shall cause the Notice, substantially in the form annexed as Exhibit B-1 hereto, to be filed with the Securities and Exchange Commission on Form 8-K;

(c) Not later than twenty (20) days following entry of this Order, Cirrus will make the Stipulation, including Exhibit A, available on the Investor Relations page of its website; and

(d) At least twenty-one (21) days prior to the Settlement Hearing, Defendants’ counsel shall serve Federal Plaintiffs’ Counsel and file with the Court proof, by affidavit or declaration, of such publishing of the Notice.

5. All current Cirrus shareholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to current Cirrus shareholders.

6. Pending final determination of whether the Settlement should be approved, no current Cirrus shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

7. All papers in support of the Settlement shall be filed with the Court and served at least twenty-one (21) days prior to the Settlement Hearing and any reply briefs will be filed seven (7) calendar days prior to the Settlement Hearing.

8. Any current Cirrus shareholder may appear and show cause, if he, she or it has any, why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon; provided, however, unless otherwise ordered by the Court, no current Cirrus shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Joy Ann Bull
COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900
San Diego, CA 92101-3301

and

Eric L. Zagar
BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road
Radnor, PA 19087

Counsel for Plaintiffs Vladimir Gusinsky,
Lawrence Zucker and Edward L. Morey

Gary Ewell
VINSON & ELKINS, L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, TX 78746

Counsel for Cirrus Logic, Inc.

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS, AUSTIN DIVISION
United States Courthouse
200 West Eighth Street, Room 130
Austin, TX 78701

Any current Cirrus shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

9. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current Cirrus shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current Cirrus shareholders.

IT IS SO ORDERED.

DATED:	THE HONORABLE SAM SPARKS UNITED STATES DISTRICT JUDGE

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

In re CIRRUS LOGIC, INC. This Document Relates To: ALL ACTIONS.	§ § § § § § §	Civil Action No. A-07-CA-212-SS

NOTICE OF PROPOSED SETTLEMENT

EXHIBIT B-1

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF CIRRUS LOGIC, INC. (“CIRRUS”) COMMON STOCK AS OF NOVEMBER 17, 2008

This Notice is to advise you of the proposed settlement (the “Settlement”), as set forth in a Revised Stipulation of Settlement dated as of March 10, 2009 (the “Stipulation”), of the shareholder derivative litigation pending before the United States District Court for the Western District of Texas, Austin Division (the “Court”) and the 201st Judicial District Court of Travis County, Texas (the “State Court”), and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement (the “Settlement Hearing”). The Settlement will fully resolve the derivative litigation on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the litigation with prejudice.

The Settlement Hearing will be held before the Honorable Sam Sparks on      , 2009, at            .m., at the United States District Court for the Western District of Texas, Austin Division, United States Courthouse, 200 West Eighth Street, Austin, Texas, for the purpose of determining whether the Settlement is fair, reasonable and adequate, whether it should be approved by the Court, and whether a judgment should be entered dismissing the Action with prejudice. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice.

In settlement of the litigation, Cirrus has agreed to adopt and fully implement a range of corporate governance changes, including measures that address the underlying issues identified by plaintiffs in this litigation. The parties have further agreed to the payment of $2,850,000 to Cirrus by its Management Liability and Company Reimbursement Insurance Policy. The full text of the corporate governance changes can be found in Exhibit A to the Stipulation, which is available on the Cirrus website on its Investor Relations page at http://www.cirrus.com/en/investors.

Any current Cirrus shareholder may appear and show cause, if he, she or it has any, why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current Cirrus shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the judgment to be entered thereon approving the same, unless that shareholder has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Clerk of the Court
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS, AUSTIN DIVISION
United States Courthouse
200 West Eighth Street, Room 130
Austin, TX 78701

Joy Ann Bull
COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900
San Diego, CA 92101-3301

and

Eric L. Zagar
BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road
Radnor, PA 19087

Counsel for Plaintiffs Vladimir Gusinsky,
Lawrence Zucker and Edward L. Morey

Gary Ewell
VINSON & ELKINS, L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, TX 78746

Counsel for Cirrus Logic, Inc.

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation which may be inspected at the Office of the Clerk of the United States District Court for the Western District of Texas, Austin Division, United States Courthouse, 200 West Eighth Street, Room 130, Austin, Texas, during business hours of each business day and is available on the Cirrus website on its Investor Relations page at http://www.cirrus.com/en/investors.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

DATED:	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT WESTERN DISTRICT OF TEXAS AUSTIN DIVISION

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

In re CIRRUS LOGIC, INC. This Document Relates To: ALL ACTIONS.	§ § § § § § §	Civil Action No. A-07-CA-212-SS

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

EXHIBIT C

This matter came before the Court for hearing pursuant to the Order of this Court, dated     , 2009 (“Order”), on the application of the Settling Parties for approval of the settlement (“Settlement”) set forth in the Revised Stipulation of Settlement dated as of March 10, 2009 (the “Stipulation”). Due and adequate notice having been given to the current Cirrus Logic, Inc. (“Cirrus”) shareholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all parties to the Action, including the Federal Plaintiffs, current Cirrus shareholders and the Defendants.

3. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As between Federal Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation regarding Plaintiffs’ Counsel’s application for attorneys’ fees and expenses.

4. The Court finds that the Stipulation and Settlement are fair, just, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. Upon the Effective Date, as defined in the Stipulation, Cirrus and the Plaintiffs (acting on their own behalf and derivatively on behalf of Cirrus) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Litigation against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6. Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, and Cirrus from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. The Court finds that the Notice of Proposed Settlement of Shareholder Derivative Actions (“Derivative Notice”) given to current Cirrus shareholders of record was the best notice practicable under the circumstances. Said Derivative Notice also provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the proposed Settlement set forth in the Stipulation, to all Persons entitled to such notice, and fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and due process.

8. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative. Defendants may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

9. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; (b) hearing and determining any application for attorneys’ fees and expenses in the Litigation; and (c) the Settling Parties for the purpose of construing, enforcing and administering the Stipulation and Settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

10. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:	THE HONORABLE SAM SPARKS UNITED STATES DISTRICT JUDGE

CAUSE NO. D-1-GN-07-000039

DANIEL SIMONE, Derivatively on Behalf of CIRRUS LOGIC, INC.,
Plaintiff,
vs.
DAVID D. FRENCH, TERRY M. LEEDER, GERALD R. GRAY, GREGORY
SCOTT THOMAS, JOHN T. KURTZWEIL, MICHAEL L. HACKWORTH, SUHAS
S. PATIL, ROBERT H. SMITH, WALDEN C. RHINES, D. JAMES GUZY,
WILLIAM D. SHERMAN, ROBERT V. DICKINSON, PATRICK V. BOUDREAU,
ROBERT F. DONOHUE, ERIC J. SWANSON, CRAIG H. ENSLEY, ROBERT
W. FAY, STEVEN D. OVERLY, JASON CARLSON, GEORGE N. ALEXY,
WILLIAM D. CAPARELLI, SAM S. SRINIVASAN, STEVEN DINES, RONALD
K. SHELTON, DOUGLAS J. BARTEK, ARTHUR L. SWIFT, EDWARD C.
ROSS, HENRY M. JOSEFCZYK, THOMAS F. KELLY, GLENN C. JONES,
ALFRED S. TEO, C. WOODROW REA, JR., C. GORDON BELL and DAVID
L. LYON,
Defendants,
CIRRUS LOGIC, INC., a Delaware corporation,
Nominal Defendant.
§ § § § § § § § § § § § § § § § § § § § § § § § § § § § § § § § § §	IN THE DISTRICT OF TRAVIS COUNTY, TEXAS 201ST JUDICIAL DISTRICT

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE
EXHIBIT D

On January 5, 2007, plaintiff Daniel Simone (“Plaintiff”) filed this shareholder derivative action (the “State Action”) on behalf of nominal defendant Cirrus Logic, Inc. (“Cirrus”) in the District Court of Travis County, Texas, 201st Judicial District (the “Court”) and against current and former directors and officers of Cirrus. This Court subsequently stayed the State Action by the order dated June 12, 2007 (the “Order”), in deference to two derivative actions pending in the United States District Court for the Western District of Texas (the “Federal Court”) which alleged similar facts as those in the State Action. The Order stayed the State Action pending a “final determination” in the Federal Court proceedings (which were consolidated and captioned, In re Cirrus Logic, Inc., No. A-07-CA-212-SS (W.D. Tex.) (the “Federal Action”).

The parties to the State Action, by and through their counsel, participated in reaching a settlement (the “Settlement”) that embraced all claims and parties involved in both this State Action and the Federal Action. The terms of the Settlement are memorialized in the Revised Stipulation of Settlement dated as of March 10, 2009 (the “Stipulation”).

Thereafter, the parties moved for preliminary approval of the Settlement by the Federal Court and submitted the Stipulation and supporting papers for the Federal Court’s review. On       , the Federal Court granted preliminary approval of the Settlement and directed notice of the Settlement to be published to current Cirrus shareholders.

On      , 2009, and after publication of notice to current Cirrus shareholders, the Federal Court: (i) held a final approval hearing on the Settlement; (ii) approved the Settlement; and (iii) issued its Final Judgment and Order of Dismissal with Prejudice (the “Judgment”), see Exhibit 1 attached hereto.

A “final determination” of the Federal Action having been reached and the Judgment in the Federal Court having become Final (as defined in the Stipulation), the parties, pursuant to the Stipulation, submit this matter before this Court for hearing on the joint application of the parties to dismiss the State Action and enter a final judgment with prejudice in the State Action.

The Court has considered all papers filed and proceedings had herein and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Court has jurisdiction over the subject matter of the State Action and over all parties to the State Action, including the Plaintiff and the party defendants in the State Action.

2. This Court hereby approves, adopts, and incorporates the findings, conclusions, and terms contained in paragraphs 1, and 3 through 8, inclusive, of Exhibit 1.

3. The State Action is hereby DISMISSED WITH PREJUDICE.

IT IS SO ORDERED.

DATED:	Presiding Judge